UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 13, 2023

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2023, Donald E. Stout, a member of the board of directors (the “Board”) of XWELL, Inc. (the “Company”), tendered his resignation from his position as a director and as a member of the Company’s audit, compensation and nominating and corporate governance committees, to be effective January 1, 2024. His decision to resign was not as a result of any disagreement with the Company or its management.

On December 13, 2023, the Board appointed Gaëlle S. Wizenberg as a member of the Board to fill the vacancy on the Board which will be created at the effective time of the resignation of Mr. Stout. Ms. Wizenberg was appointed to the Board of Directors pursuant to the power provided to the Board of Directors by the Company’s Bylaws, and her appointment will be effective on January 1, 2024, immediately following Mr. Stout’s resignation. Ms. Wizenberg is expected to stand for election by the Company’s stockholders at the 2024 Annual Meeting of Stockholders/Shareholders. The Board has not yet determined Ms. Wizenberg’s committee assignments.

The Board of Directors determined that Ms. Wizenberg was “independent” pursuant to the rules of the NASDAQ Stock Market and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Ms. Wizenberg is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Ms. Wizenberg and any other person pursuant to which Ms. Wizenberg was selected to serve as a director of the Company, nor is Ms. Wizenberg a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company expects that Ms. Wizenberg’s compensation for serving as a non-employee director on the Board will be consistent with the Company’s non-employee director compensation program for fiscal year 2024. In addition, the Company expects to enter into an indemnification agreement with Ms. Wizenberg in substantially the form filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, filed on May 1, 2023. The indemnification agreement will be identical in all material respects to the indemnification agreements entered into with other Company directors.

The Company’s press release announcing Ms. Wizenberg’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated December 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XWELL, Inc.

Date: December 15, 2023	By:	/s/ Cara Soffer
	Name:	Cara Soffer
	Title:	General Counsel